Exhibit 99.1

Grubb&Ellis® HEALTHCARE REIT

SECOND QUARTER INVESTOR UPDATE

2008Q2

Grubb & Ellis Healthcare REIT, Inc. has enjoyed a number of accomplishments since its offering began in third quarter of 2006. This update will provide you with detailed information regarding the activity of the REIT during the second quarter of 2008.

SECOND QUARTER ACCOMPLISHMENTS

- Raised $117 million of equity in second quarter 2008.
- Closed 10 acquisitions valued in excess of $275 million based on purchase price.
- Expanded portfolio which now consists of 36 acquisitions, including 109 buildings totaling more than 4.2 million square feet of gross leaseable area across 15 states.
- Engaged 19 new broker-dealers which added Grubb & Ellis Healthcare REIT to their list of approved products.

SECOND QUARTER ACQUISITIONS



5995 Plaza Drive, *Cypress, CA*
The property consists of approximately 104,000 square feet of gross leaseable area, situated on five acres, and is 100 percent leased.



Academy Medical Center, *Tucson, AZ*
Situated on five acres, the center consists of four buildings with approximately 41,000 square feet of gross leaseable area and is 95 percent leased.



Decatur Medical Plaza, *Decatur, GA*
Situated within three miles of five major regional hospitals, it has approximately 43,000 square feet of gross leaseable area and is 100 percent leased.



Medical Portfolio 2, *Missouri and Texas*
Comprised of five buildings in two states, this portfolio has a gross leaseable area of approximately 173,000 square feet and is 96 percent leased.



Medical Portfolio 3, *Indiana*
The portfolio of 20 buildings has a combined gross leaseable area of approximately 689,000 square feet and is 91 percent leased.



Nutfield Professional Center, *Derry, NH*
The medical office building consists of 22 office condominiums with approximately 70,000 square feet of gross leaseable area and is 100 percent leased.



Renaissance Medical Centre, *Bountiful, UT*
Located in a Salt Lake City suburb, this property consists of approximately 112,000 square feet of gross leaseable area and is 88 percent leased.



Senior Care Portfolio 1, *Lomita and El Monte, CA*
The California properties of Senior Care Portfolio 1 consist of two properties with approximately 71,000 square feet of gross leaseable area. Both properties are 100 percent leased.



SouthCrest Medical Plaza, *Stockbridge, GA*
Located in an Atlanta suburb, these two buildings consist of approximately 81,000 square feet of gross leaseable area situated on 9.7 acres and are 79 percent leased.

A MESSAGE FROM GRUBB & ELLIS COMPANY

In uncertain market conditions, investors may turn to public non-traded REITs since they do not trade on a public market exchange.

During the first half of 2008, Grubb & Ellis Healthcare REIT gained considerable momentum. According to a medical office report issued by Real Capital Analytics, Grubb & Ellis Healthcare REIT was the top buyer of medical properties during the past 12 months. This accomplishment was made possible by a dedicated staff, whose market experience and professional relationships are critical to investing in today's environment.

Grubb & Ellis is a name that you know and can trust. Our investment programs are provided the same world-class property management services provided to some of the largest corporations and institutional owners throughout the world.

We thank you for the confidence that you have placed in our company. We will continue to focus on providing you with the best service and investment products the industry has to offer.

2008 Q2 INVESTOR UPDATE





Q2 ACQUISITION PROPERTY HIGHLIGHT

Amarillo Hospital

Located in Amarillo, Texas, Amarillo Hospital is a two-story building consisting of approximately 65,000 square feet of gross leaseable area. It is a long-term acute care hospital operated by Triumph Healthcare. Built in 2007 on 4.2 acres, the property is within one-half mile of the Harrington Regional Medical Center, where both Northwest Texas Hospital and Baptist St. Anthony Health System are located. It is currently 100 percent leased.

Grubb & Ellis Healthcare REIT also owns two other hospital properties operated by Triumph HealthCare: Triumph Hospital Northwest in Houston and Triumph Hospital Southwest in the Houston-suburb of Sugar Land. Amarillo Hospital is in close proximity to an assisted living facility and a multifamily community, as well as various medical, retail and hotel establishments. The property offers 154 parking spaces and is accessible by Interstate 40 and Highway 335.

DISTRIBUTION OF REIT PORTFOLIO*


9%
12%
11%
68%

- Medical Office
- Assisted Living Facility/Senior Nursing Facility
- Hospital
- Office

* based on purchase price

Grubb&Ellis.
HEALTHCARE REIT

(877) 888-7348 www.gbe-reits.com/healthcare

To learn more, visit www.gbe-reits.com/healthcare.

Shares Sold and Equity Raised

Grubb & Ellis Healthcare REIT has sold approximately 39 million shares of its common stock for more than $386 million as of June 30, 2008.

At the close of the second quarter 2008, Grubb & Ellis Healthcare REIT has made a total of 36 acquisitions and accumulated a geographically diverse portfolio of healthcare related properties located across 15 different states valued at approximately $790 million, based on purchase price.

This newsletter contains forward-looking statements. Any forward-looking statements are based upon the current beliefs and expectations of management and involve risks, uncertainties and other factors that may cause the actual results or performance of the company and its affiliates to be materially different from any future results or performance expressed or implied by such forward-looking statements. The material in this newsletter does not constitute an offer to sell, nor a solicitation of an offer to buy the securities described herein. Such an offering is made only by prospectus. Therefore, this material must be accompanied or preceded by a prospectus. You should carefully review the risk factor disclosure in the prospectus and consult with your advisor before investing.

Grubb & Ellis Securities, Inc., member FINRA/SIPC, is the dealer-manager for the Grubb & Ellis Healthcare REIT offering. As of August 25, 2008.